                                                                 EXHIBIT M(3)(i)

                         AMENDED AND RESTATED SCHEDULE A

                               WITH RESPECT TO THE

               AMENDED AND RESTATED SERVICE AND DISTRIBUTION PLAN

                                       FOR

                                ING MUTUAL FUNDS

                                 CLASS A SHARES

                                                MAXIMUM COMBINED
                                                   SERVICE AND
                                                DISTRIBUTION FEES
                                                -----------------
                                                (as a percentage of          LAST CONTINUED/
               FUND                          average daily net assets)      APPROVED BY BOARD        REAPPROVAL DATE
               ----                                                         -----------------        ---------------
ING Emerging Countries Fund                       0.35%                       July 11, 2002         September 1, 2003
ING International SmallCap Growth Fund            0.35%                       July 11, 2002         September 1, 2003
ING Worldwide Growth Fund                         0.35%                       July 11, 2002         September 1, 2003
ING Global Equity Dividend Fund                   0.25%                     February 25, 2003       September 1, 2004
ING Foreign Fund*                                 0.25%                       May 29, 2003          September 1, 2004

*This Amended and Restated Schedule A to the Services and Distribution Plan will be effective with respect to this Fund upon the effective date of the initial Registration Statement with respect to the Fund.